EXHIBIT 2.1

SECURITIES EXCHANGE AGREEMENT

by and among

DICO, INC.

CHRISTALS ACQUISITION, LLC

and

THE MEMBERS OF

CHRISTALS ACQUISITION, LLC

Dated as of December 31, 2014

TABLE OF CONTENTS

ARTICLE I EXCHANGE OF SECURITIES		1
1.1.	Securities Exchange	1
1.2.	Closing	1

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
2.1.	Good Title	2
2.2.	Organization	2
2.3.	Power and Authority	2
2.4.	No Conflicts	2
2.5.	Litigation	2
2.6.	No Finder’s Fee	2
2.7.	Purchase Entirely for Own Account	2
2.8.	Available Information	3
2.9.	Non-Registration	3
2.10.	Restricted Securities	3
2.11.	Legends	3
2.12.	Additional Legend	4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF CHRISTALS		4
3.1.	Organization, Standing and Power	4
3.2.	Subsidiaries; Equity Interests	4
3.3.	Capital Structure	4
3.4.	Authority; Execution and Delivery; Enforceability	5
3.5.	No Conflicts; Consents	5
3.6.	Taxes	5
3.7.	Litigation	5
3.8.	Compliance with Applicable Laws	5
3.9.	Brokers	6
3.10.	Contracts	6
3.11.	Financial Statements	6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF DICO		6
4.1.	Organization, Standing and Power	6
4.2.	Subsidiaries; Equity Interests	7
4.3.	Capital Structure	7
4.4.	Authority; Execution and Delivery; Enforceability	7
4.5.	No Conflicts; Consents	8
4.6.	Taxes	8
4.7.	Benefit Plans	9
4.8.	Litigation	9
4.9.	Compliance with Applicable Laws	9
4.10.	Contracts	9
4.11.	Title to Properties	9
4.12.	Intellectual Property	10
4.13.	Labor Matters	10
4.14.	SEC Documents; Undisclosed Liabilities	10
4.15.	Transactions With Affiliates and Employees	11

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TABLE OF CONTENTS

4.16.	Application of Takeover Protections	11
4.17.	Absence of Certain Changes or Events	11
4.18.	Certain Registration Matters	12
4.19.	Quotation and Maintenance Requirements; DTC Eligibility	12
4.20.	Disclosure	13
4.21.	Information Supplied	13
4.22.	No Undisclosed Events, Liabilities, Developments or Circumstances	13
4.23.	No Additional Agreements	13

ARTICLE V CLOSING DELIVERABLES		13
5.1.	Dico’s Closing Deliverables	13
5.2.	Christals and the Members Closing Deliverables	15

ARTICLE VI COVENANTS		16
6.1.	Blue Sky Laws	16
6.2.	Fees and Expenses	16
6.3.	Filing of Super 8-K	16
6.4.	Escrow of Other Shares	16
6.5.	Stockholders’ Rights Agreement	16

ARTICLE VII MISCELLANEOUS		17
7.1.	Notices	17
7.2.	Amendments; Waivers; No Additional Consideration	17
7.3.	Replacement of Securities	18
7.4.	Remedies	18
7.5.	Independent Nature of Members’ Obligations and Rights	18
7.6.	Limitation of Liability	18
7.7.	Interpretation	18
7.8.	Severability	19
7.9.	Counterparts; Facsimile Execution	19
7.10.	Entire Agreement; Third Party Beneficiaries	19
7.11.	Governing Law	19
7.12.	Assignment	19

Annex A	Schedule of Securities Exchanged	A-1

Annex B	Definitions	B-1

Annex C	Stockholder Rights Agreement	C-1

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SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”), dated as of December 31, 2014, is by and among DICO, INC., a Nevada corporation (“Dico”), CHRISTALS ACQUISITION, LLC, a Delaware limited liability company (“Christals”), and the members of Christals identified on Table I of Annex A hereto (each, a “Member” and together the “Members”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex B hereto.

BACKGROUND

A. Christals has outstanding the securities listed in Table I of Annex A (the “Christals Securities”), all of which are held by the Members. Each Member is the record and beneficial owner of the Christals Securities set forth opposite such Member’s name Table I of Annex A hereto. Each Member has agreed to transfer all of his, her or its (hereinafter “its”) Christals Securities in exchange for 2,524,870 newly issued shares of the Common Stock, $0.0001 par value per share, of Dico (the “Dico Stock”) that will, in the aggregate, constitute 70.5% of the issued and outstanding capital stock of Dico on a fully diluted basis as of and immediately after the Closing. The number of shares of Dico Stock to be received by each Member or its designee is listed opposite each such Member’s name in Table I of Annex A. The aggregate number of shares of Dico Stock that is reflected on Table I of Annex A is referred to herein as the “Shares.”

B. The Board of Directors of Dico and the Board of Managers of Christals has determined that it is desirable to effect this plan of reorganization and securities exchange.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
Exchange of Securities

1.1. Securities Exchange. At the Closing, each Member shall sell, transfer, convey, assign and deliver to Dico its Christals Securities free and clear of all Liens, in exchange for the Dico Stock listed in Table I of Annex A opposite such Member’s name.

1.2. Closing. The closing (the “Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place on the date hereof (the “Closing Date”) remotely via electronic exchange of documents and signatures.

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ARTICLE II

Representations and Warranties of the Members

Each of the Members hereby severally (and not jointly) represents and warrants to Dico with respect to itself, as follows.

2.1. Good Title. The Member is the record and beneficial owner, and has good title to its Christals Securities, with the right and authority to sell and deliver such Christals Securities. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Dico as the new owner of such Christals Securities in the applicable securities registers of Christals, Dico will receive good title to such Christals Securities, free and clear of all Liens.

2.2. Organization. The Member, if an entity, is duly organized and validly existing in its jurisdiction of organization.

2.3. Power and Authority. The Member has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Member to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Member, enforceable against the Member in accordance with the terms hereof.

2.4. No Conflicts. The execution and delivery of this Agreement by the Member and the performance by the Member of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the Member; and (c) will not violate or breach any contractual obligation to which the Member is a party.

2.5. Litigation. There is no pending proceeding against the Member that involves the Christals Securities or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the Transactions and, to the knowledge of the Member, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

2.6. No Finder’s Fee. The Member has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that are not payable entirely by the Member.

2.7. Purchase Entirely for Own Account. The Member is acquiring the Shares proposed to be acquired hereunder for investment for its own account and not with a view to the resale or distribution of any part thereof, and the Member has no present intention of selling or otherwise distributing the Shares, except in compliance with applicable securities laws.

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2.8. Available Information. The Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Dico and has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Dico Stock.

2.9. Non-Registration. The Member understands that the Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Member’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Shares in accordance with Dico’ charter documents or the laws of its jurisdiction of incorporation.

2.10. Restricted Securities. The Member understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Member pursuant hereto, the Shares would be acquired in a transaction not involving a public offering. The issuance of the Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. The Member further acknowledges that if the Shares are issued to the Member in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Member represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.11. Legends. It is understood that the Dico Stock will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

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2.12. Additional Legend. Additionally, the Dico Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

ARTICLE III
Representations and Warranties of Christals

Subject to the exceptions set forth in the Christals Disclosure Letter (regardless of whether or not the Christals Disclosure Letter is referenced below with respect to any particular representation or warranty), Christals represents and warrants to Dico and the Members as follows.

3.1. Organization, Standing and Power. Christals and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Christals and its subsidiaries taken as a whole, a material adverse effect on the ability of Christals to perform its obligations under this Agreement or on the ability of Christals to consummate the Transactions (a “Christals Material Adverse Effect”).

3.2. Subsidiaries; Equity Interests. The Christals Disclosure Letter lists each subsidiary of Christals and its jurisdiction of organization. All the outstanding shares of capital stock or equity investments of each subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by Christals or by another subsidiary unless otherwise indicated on the Christals Disclosure Letter.

3.3. Capital Structure. The authorized capitalization of Christals consists of 950,000 Common Units, all of which are issued and outstanding. Except as set forth above or in the Christals Disclosure Letter, no units of membership interest or other voting securities of Christals are issued, reserved for issuance or outstanding. All outstanding securities of Christals and each of its subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws, the Christals Constituent Instruments or any Contract to which Christals is a party or otherwise bound. As of the date of this Agreement, except as set forth in the Christals Disclosure Letter, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Christals or any of its subsidiaries is a party or by which any of them is bound.

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3.4. Authority; Execution and Delivery; Enforceability. Christals has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by Christals of this Agreement and the consummation by Christals of the Transactions have been duly authorized and approved by the Board of Directors of Christals and no other corporate proceedings on the part of Christals are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against Christals in accordance with its terms.

3.5. No Conflicts; Consents.

(a) The execution and delivery by Christals of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, any provision of (i) the Christals Constituent Instruments or the comparable charter or organizational documents of any of its subsidiaries, (ii) any Contract to which Christals or any of its subsidiaries is a party or to which any of their respective properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 3.5(b), any material judgment, order or decree or material Law applicable to Christals or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Christals Material Adverse Effect.

(b) Except for required filings with the SEC and applicable “Blue Sky” or state securities commissions and except as set forth in the Christals Disclosure Letter, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Christals or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

3.6. Taxes. Christals and each of its subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Christals Material Adverse Effect.

3.7. Litigation. Except as set forth in the Christals Disclosure Letter, there is no Action against or affecting Christals or any of its subsidiaries or any of their respective properties which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Christals Material Adverse Effect.

3.8. Compliance with Applicable Laws. Except as set forth in the Christals Disclosure Letter, Christals and each of its subsidiaries have conducted their business and operations in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Christals Material Adverse Effect. This Section 3.8 does not relate to taxes, which are the subject of Section 3.6.

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3.9. Brokers. Except as set forth in the Christals Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Christals or any of its subsidiaries.

3.10. Contracts. Except as set forth in the Christals Disclosure Letter, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Christals and its subsidiaries taken as a whole. Neither Christals nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Christals Material Adverse Effect.

3.11. Financial Statements. Christals has delivered to Dico its audited consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 and its unaudited consolidated financial statements for the nine month period ended September 30, 2014 (collectively, the “Christals Financial Statements”). The Christals Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Christals Financial Statements fairly present in all material respects the financial condition and operating results of Christals, as of the dates, and for the periods, indicated therein.

ARTICLE IV
Representations and Warranties of Dico

Subject to the exceptions set forth in the Dico Disclosure Letter (regardless of whether or not the Dico Disclosure Letter is referenced below with respect to any particular representation or warranty), Dico represents and warrants as follows to Christals and the Members.

4.1. Organization, Standing and Power. Dico is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Dico, a material adverse effect on the ability of Dico to perform its obligations under this Agreement or on the ability of Dico to consummate the Transactions (an “Dico Material Adverse Effect”). Dico is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary and where the failure to so qualify would reasonably be expected to have an Dico Material Adverse Effect. Dico has delivered to Christals or its counsel true and complete copies of the Dico Charter and the Dico Bylaws.

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4.2. Subsidiaries; Equity Interests. Dico does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

4.3. Capital Structure. The authorized capital stock of Dico consists of 25,000,000 shares of common stock, $0.0001 par value per share. No other class or series of capital stock is authorized or outstanding. As of the date hereof and immediately prior to the Closing, (a) 16,057,600 shares of Dico’ common stock are issued and outstanding, and (b) no shares of Dico’ common stock are held by Dico in its treasury. Except as set forth above, no shares of capital stock or other voting securities of Dico were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of Dico are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, the Dico Charter, the Dico Bylaws or any Contract to which Dico is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Dico having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Dico’ common stock may vote (“Voting Dico Debt”). As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Dico is a party or by which it is bound (a) obligating Dico to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Dico or any Voting Dico Debt, (b) obligating Dico to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Dico. As of the date of this Agreement, there are not any outstanding contractual obligations of Dico to repurchase, redeem or otherwise acquire any shares of capital stock of Dico. The stockholder list provided to Christals or its counsel is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Dico’ common stock.

4.4. Authority; Execution and Delivery; Enforceability. The execution and delivery by Dico of this Agreement and the consummation by Dico of the Transactions have been duly authorized and approved by the Board of Directors of Dico and no other corporate proceedings on the part of Dico are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of Dico, enforceable against Dico in accordance with the terms hereof.

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4.5. No Conflicts; Consents.

(a) The execution and delivery by Dico of this Agreement does not, and the consummation of Transactions and compliance with the terms hereof will not, contravene, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Dico under, any provision of (i) the Dico Charter or Dico Bylaws, (ii) any material Contract to which Dico is a party or to which any of its properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 4.5(b), any material Order or material Law applicable to Dico or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have an Dico Material Adverse Effect.

(b) Except for required filings with the SEC and applicable “Blue Sky” or state securities commissions, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Dico in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

4.6. Taxes.

(a) Dico has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have an Dico Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have an Dico Material Adverse Effect.

(b) The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all Taxes payable by Dico (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Dico, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have an Dico Material Adverse Effect.

(c) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Dico. Dico is not bound by any agreement with respect to Taxes.

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4.7. Benefit Plans. Dico does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of Dico or any other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Dico. As of the date of this Agreement, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between Dico and any current or former employee, officer or director of Dico, nor does Dico have any general severance plan or policy.

4.8. Litigation. There is no Action against or affecting Dico or any of its properties which (a) adversely affects or challenges the legality, validity or enforceability of either of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in an Dico Material Adverse Effect. Neither Dico nor any director or officer (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

4.9. Compliance with Applicable Laws. Dico is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have an Dico Material Adverse Effect. Dico has not received any written communication during the past two years from a Governmental Entity that alleges that Dico is not in compliance in any material respect with any applicable Law. Dico is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in an Dico Material Adverse Effect. This Section 4.9 does not relate to matters with respect to Taxes, which are the subject of Section 4.6.

4.10. Contracts. Except as disclosed in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Dico taken as a whole. Dico is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Dico Material Adverse Effect.

4.11. Title to Properties. Dico has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which Dico has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of Dico to conduct business as currently conducted. Dico has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Dico enjoys peaceful and undisturbed possession under all such material leases.

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4.12. Intellectual Property. Dico does not own, nor is validly licensed nor otherwise has the right to use, any Intellectual Property Rights. No claims are pending or, to the knowledge of Dico, threatened that Dico is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.

4.13. Labor Matters. There are no collective bargaining or other labor union agreements to which Dico is a party or by which it is bound. No material labor dispute exists or, to the knowledge of Dico, is imminent with respect to any of the employees of Dico

4.14. SEC Documents; Undisclosed Liabilities.

(a) Dico has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 29, 2014, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the “SEC Reports”).

(b) As of its respective filing date, each SEC Report complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report. Except to the extent that information contained in any SEC Report has been revised or superseded by a later SEC Report, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Dico included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Dico as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) Except as set forth in the SEC Reports, Dico has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. generally accepted accounting principles to be set forth on a balance sheet of Dico or in the notes thereto. There are no financial or contractual obligations and liabilities (including any obligations to issue capital stock or other securities) due after the date hereof. All liabilities of Dico shall have been paid off and shall in no event remain liabilities of Dico, Christals or the Members following the Closing.

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4.15. Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports, none of the officers or directors of Dico and, to the knowledge of Dico, none of the employees of Dico is presently a party to any transaction with Dico (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Dico, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.16. Application of Takeover Protections. Dico has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Dico Charter or the laws of its state of incorporation that is or could become applicable to the Members as a result of the Members and Dico fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Shares and the Members’ ownership of the Shares.

4.17. Absence of Certain Changes or Events. Except as disclosed in the SEC Reports, from the date of the most recent financial statements contained in the SEC Reports to the date of this Agreement, Dico has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of Dico from that reflected in the financial statements contained in the SEC Reports, except changes in the ordinary course of business that have not caused, in the aggregate, an Dico Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have an Dico Material Adverse Effect;

(c) any waiver or compromise by Dico of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Dico, except in the ordinary course of business and the satisfaction or discharge of which would not have an Dico Material Adverse Effect;

(e) any material change to a material Contract by which Dico or any of its assets is bound or subject;

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(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any mortgage, pledge, transfer of a security interest in or lien created by Dico with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and that do not materially impair Dico’ ownership or use of such property or assets;

(h) any loans or guarantees made by Dico to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i) any declaration, setting aside or payment or other distribution in respect of any of Dico’ capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Dico;

(j) any alteration of Dico’ method of accounting or the identity of its auditors;

(k) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Dico stock option plans; or

(l) any arrangement or commitment by Dico to do any of the things described in this Section 4.22.

4.18. Certain Registration Matters. Except as set forth in the Dico Disclosure Letter, Dico has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Dico registered with the SEC or any other governmental authority that have not been satisfied.

4.19. Quotation and Maintenance Requirements; DTC Eligibility. Dico is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the requirements for continued quotation of the Dico Stock on the trading market on which the Dico Stock is currently quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Dico Stock are currently quoted, and no approval of the stockholders of Dico is required for Dico to issue and deliver to the Members the Shares contemplated by this Agreement. Dico’s common stock is eligible for the depository and book-entry services of The Depository Trust Company

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4.20. Disclosure. Dico confirms that neither it nor any person acting on its behalf has provided the Members or their respective agents or counsel with any information that Dico believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by Dico in the current report on Form 8-K (the “Super 8-K”) of Dico that will be filed with the Securities and Exchange Commission within four business days of the Closing. Dico understands and confirms that the Members will rely on the foregoing representations and covenants in effecting transactions in securities of Dico. All of the representations and warranties set forth in this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.21. Information Supplied. None of the information supplied or to be supplied by Dico for inclusion in the Super 8-K will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.22. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Dico, or its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by Dico under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Dico of its common stock and which has not been publicly announced or will not be publicly announced in the Super 8-K.

4.23. No Additional Agreements. Dico does not have any agreement or understanding with the Members with respect to the Transactions other than as specified in this Agreement.

ARTICLE V
Closing Deliverables

5.1. Dico’s Closing Deliverables. At the Closing, Dico shall deliver the following to Christals:

(a) Issuance of Stock Certificates Representing the Shares. Dico shall cause its transfer agent to deliver the Shares to the Members as specified in Table I of Annex A to this Agreement, except that the Shares otherwise deliverable to Christals Parent, LLC, a Member of Christals, shall be delivered to the persons specified in Table III of Annex A in accordance with Section 5.1(b) of this Agreement.

(b) Member Distributions. Concurrent with the Closing and simultaneously, upon receiving the Shares, (i) Christals Parent, LLC, a Member of Christals, shall take such action as is necessary cause the distribution of its portion of the Shares to Christals Holding, LLC, the holder of 92% of its outstanding equity interests, and to the holder of a warrant to purchase 8% of Christals Holding, LLC whereupon such warrant shall be cancelled, (ii) Christals Holding, LLC shall distribute the portion of the Shares that it receives to the owners of its securities as specified on Table III of Annex A to this Agreement, and (iii) Dico shall cause its transfer agent to deliver to each person identified in Table III of Annex A a certificate representing the Shares issued to such person in accordance with Table III of Annex A.

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(c) Redemption of Restricted Shares. Dico shall provide Christals with cancelled stock certificates that represent the 15,000,000 shares of common stock held by David Lazar (the “Restricted Shares”) that are being redeemed on the Closing Date pursuant to a redemption agreement in form and substance satisfactory to Christals and such other evidence as Christals may reasonably request in connection with such redemption.

(d) Transfer of Other Shares. The Escrow Agent shall provide Christals with copies of the stock purchase agreements, stock powers and other documentation that is satisfactory to Christals and that was entered into by the holders of 1,052,600 outstanding shares of Dico Common Stock (the “Other Shares”) in connection with the transfer of the Other Shares to the Members or their designees in accordance with Table II to Annex A to this Agreement.

(e) Consents. Dico shall deliver to Christals any and all consents, waivers, approvals, authorizations or orders listed in Section 4.5 of the Dico Disclosure Letter.

(f) DTC Eligibility. Dico shall deliver to Christals evidence reasonably satisfactory to Christals that Dico’s common stock is eligible for the depository and book-entry services of The Depository Trust Company.

(g) Secretary’s Certificate. Dico shall deliver to Christals a certificate, signed by its Secretary, certifying that the attached copies of the Dico Charter, Dico Bylaws and resolutions of its Board of Directors approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(h) Good Standing Certificate. Dico shall deliver to Christals a certificate of good standing of Dico dated within five (5) business days of Closing, issued by the Secretary of State of Nevada.

(i) Resignations and Appointments. Dico shall deliver to Christals (i) a letter of resignation from Edward Lazar resigning from all offices he holds with Dico and from his position as a director of Dico effective upon the Closing; (ii) a letter of resignation from David Lazar resigning from all offices he holds with Dico and from his position as a director of Dico effective upon the Closing; (iii) evidence of the election of the following persons as directors of Dico effective as of the Closing: Ellery Roberts (Chairman), Edward Tobin, and David Aho; and (iii) evidence of the election of the following persons as executive officers of Dico holding the offices in parenthesis opposite their names as follows, effective as of the Closing: Linda Berman (Chief Executive Officer), Bob Patterson (Chief Operating Officer), Janet Mathews (Chief Financial Officer), Martin Walker (Vice President, Marketing and Visual Merchandising), David Leigh (Vice President, Retail), and George Williams (Vice President Merchandising and Inventory).

(j) Payoff Letters and Releases. Dico shall deliver to Christals such pay-off letters and releases relating to liabilities of Dico as Christals shall request, in form and substance satisfactory to Christals.

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(k) Release. Dico shall have delivered to Christals a duly executed release by each of Edward Lazar and David Lazar in favor of Dico, Christals and the Members, in form and substance satisfactory to Christals.

(l) Indemnification Agreement. Dico shall deliver an indemnification agreement, executed by Edward Lazar and David Lazar for the benefit of Dico, Christals and the Members, in the form and substance satisfactory to Christals.

(m) Bill of Sale for Diamond Inventory. Dico shall have delivered to Christals a signed bill of sale that effectuates the transfer of Dico’s diamond inventory to David Lazar as partial consideration for the redemption of the Restricted Shares.

5.2. Christals and the Members Closing Deliverables. At the Closing, Christals and/or the Members shall deliver the following to Dico:

(a) Cash Payment. Christals shall pay into an escrow account maintained by Dico’s legal counsel an amount equal to $350,000 minus $25,000, which Dico acknowledges that it has already received. Such funds shall be disbursed in accordance with joint written instructions of Dico and Christals in order to (1) pay down all liabilities of Dico existing as of the Closing Date, including all outstanding related party debt and accounts payable, (2) redeem all of the outstanding Restricted Shares, and (3) satisfy in full the purchase price for the Other Shares in connection with the acquisition of the Other Shares by the Members and their designees as described in Section 5.1(d).

(b) Consents. Christals shall deliver to Dico any and all consents, waivers, approvals, authorizations or orders listed in Section 3.5 of the Christals Disclosure Letter.

(c) Secretary’s Certificate. Christals shall deliver to Dico a certificate, signed by its Secretary (or authorized director or officer), certifying that the attached copies of the Christals Constituent Instruments and resolutions of the Board of Directors of Christals approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(d) Delivery of Audit Report and Financial Statements. Christals shall have completed the Christals Financial Statements and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board.

(e) Super 8-K. Christals shall provide Dico with reasonable assurances that Christals will be able to comply with its obligation to cause Dico to file the Super 8-K within four (4) business days following the Closing containing the requisite financial statements of Christals and the requisite Form 10 disclosure regarding Christals and its subsidiaries.

(f) Share Transfer Documents. Each Member shall have delivered to Dico certificate(s) representing its Christals Securities, accompanied by an executed instrument of transfer and bought and sold note for transfer by the Member of its Christals Securities to Dico.

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ARTICLE VI
Covenants

6.1. Blue Sky Laws. Dico shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Dico Stock in connection with this Agreement.

6.2. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses. Dico shall not be responsible for any fees and expenses incurred by it or its officers, directors or security holders on or prior to the Closing Date in connection with the Transactions contemplated by this Agreement.

6.3. Filing of Super 8-K. Christals shall cause Dico to shall file, within four (4) business days of the Closing Date, the Super 8-K and attach as exhibits all relevant agreements with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions and including the requisite audited consolidated financial statements of Christals and the requisite Form 10 disclosure regarding Christals and its subsidiaries.

6.4. Escrow of Other Shares. Each of the Members (or their designees) who will receive Other Shares and as set forth on Table II and Table III of Annex A to this Agreement agree that Christals Acquisition may retain the certificates representing such Other Shares until the sooner of (a) the date that Dico consummates a private placement transaction involving the sale of its equity or equity linked securities that results in proceeds of at least $10,000,000, or (b) sixty (60) days following the date hereof.

6.5. Stockholders’ Rights Agreement. Dico, Christals, each of the Members and the members of Christals Parent and Christals Holding, LLC, together with their successors and assigns, hereby agree to grant to certain stockholders of Dico the rights specified in Annex C to this Agreement as and to the extent specified in Annex C, and Annex C is incorporated into this Agreement by reference as if set forth in full herein.

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ARTICLE VII

Miscellaneous

7.1. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Dico, to:

Dico, Inc.

3445 Lawrence Avenue

Oceanside, NY 11572

Attention: Chief Executive Officer

Facsimile:

If to Christals, to:

c/o Peekay, Inc.

901 West Main Street

Auburn, WA 98001

Attention: Chief Executive Officer

Facsimile: (855) 615-9299

with a copy to:

Bevilacqua PLLC

1629 K Street, NW

Suite 300

Washington, DC 20006

Attention: Louis A. Bevilacqua, Esq.

Facsimile: (301) 874-8635

If to the Members at the addresses set forth in Table I of Annex A hereto.

7.2. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by Christals, Dico and Members holding a majority in interest of the Christals Securities measured based upon the number of Shares they are expected to receive at the Closing. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Member to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Members then holding the Shares.

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7.3. Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Dico shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Dico of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, Dico may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.4. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Members, Dico and Christals will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.5. Independent Nature of Members’ Obligations and Rights. The obligations of each Member under this Agreement are several and not joint with the obligations of any other Member, and no Member shall be responsible in any way for the performance of the obligations of any other Member under this Agreement. The decision of each Member to acquire the Shares pursuant to this Agreement has been made by such Member independently of any other Member. Nothing contained herein, and no action taken by any Member pursuant hereto, shall be deemed to constitute the Members as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Members are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. Each Member acknowledges that no other Member has acted as agent for such Member in connection with making its investment hereunder and that no Member will be acting as agent of such Member in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Member shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Member to be joined as an additional party in any proceeding for such purpose. Each of Christals and Dico acknowledges that each of the Members has been provided with this same Agreement for the purpose of closing a transaction with multiple Members and not because it was required or requested to do so by any Member.

7.6. Limitation of Liability. Notwithstanding anything herein to the contrary, each of Dico and Christals acknowledges and agrees that the liability of a Member arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Member, and that no trustee, officer, other investment vehicle or any other affiliate of such Member or any investor, shareholder or holder of shares of beneficial interest of such Member shall be personally liable for any liabilities of such Member.

7.7. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

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7.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

7.9. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

7.10. Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Christals Disclosure Letter and the other agreements and documents referred to herein, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

7.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Nevada are mandatorily applicable to the Transactions.

7.12. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:
Printed Name of Entity

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:
Printed Name of Entity

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

CHRISTALS PARENT LLC

Signature block for entities:
Printed Name of Entity

	By:	/s/ Ellery Roberts
	Name:	Ellery Roberts
	Title:	Authorized Representative

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:	Phyllis Heppenstall
Printed Name of Individual

/s/ Phyllis Heppenstall
Signature of Individual

Signature block for entities:
Printed Name of Entity

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the partes hereto have caused this Securities Exchange Agreement to be duly executed by their re ective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:	Kristy E. Butt
Printed Name of Individual

/s/ Kristy E. Butt
Signature of Individual

Signature block for entities:
Printed Name of Entity

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:	Brian Barnett
Printed Name of Individual

/s/ Brian Barnett
Signature of Individual

Signature block for entities:
Printed Name of Entity

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to· be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:	Rick Barnett
Printed Name of Individual

/s/ Rick Barnett
Signature of Individual

Signature block for entities:
Printed Name of Entity

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:		CP IV SPV, LLC
Printed Name of Entity

	By:	/s/ Morris Beyda
	Name:	Morris Beyda
	Title:	Partner & COO

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:		The K2 Principal Fund L.P.
Printed Name of Entity

	By:	/s/ Shawn Kimel
	Name:	Shawn Kimel
	Title:	Managing Partner

[Signature Page to Share Exchange Agreement]

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IN WITN ESS WHEREOF, the parties hereto have caused this Securities Excha nge Agreement to be duly executed by their respective authorized signatories as of the date first indicated a bove.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:		HARVEST CAPITAL CREDIT CORP.
Printed Name of Entity

	By:	/s/ Ryan T. Magee
	Name:	Ryan T. Magee
	Title:	Managing Director

[ Signature Page to Share Exchange Ag☑eement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:		ADK Soho Fund LP
Printed Name of Entity

	By:	/s/ Nat Klipper
	Name:	Nat Klipper
	Title:	Managing Partner

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:		Twin Haven PK, LLC
Printed Name of Entity
	By:	Twin Haven Capital Partners, LLC
as Manager

	By:	/s/ Michael Vinci
	Name:	Michael Vinci
	Title:	COO/CFO

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:		CB CA SPV, LLC
Printed Name of Entity

	By:	/s/ Morris Beyda
	Name:	Morris Beyda
	Title:	Partner & COO

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:		Chatham Capital Management IV, LLC, as agent, for each of Chatham Investment Fund QP IV, LLC and Chatham Investment Fund IV, LLC
Printed Name of Entity

	By:	/s/ Scott Kray
	Name:	Scott Kray
	Title:	Managing Director

[Signature Page to Share Exchange Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DICO, INC

By:	/s/ Edward Lazar
Name:	Edward Lazar
Title:	Chief Executive Officer

CHRISTALS ACQUISITION, LLC

By:	/s/ Janet Mathews
Name:	Janet Mathews
Title:	Chief Financial Officer

MEMBERS:

Signature block for individuals:
Printed Name of Individual

Signature of Individual

Signature block for entities:		TOR CAPITAL LLC
Printed Name of Entity
By: CALANGIA LLC
Its: Mannger

	By:	/s/ John C. Rijo
	Name:	John C. Rijo
	Title:	Manager

[Signature Page to Share Exchange Agreement]

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ANNEX A

Schedule of Securities Exchanged and Other Shares Delivered

Table I to Annex A - Securities Exchange Table

Name and Address of Member	Number of Common Units Exchanged	Total Number of Shares to be Received(1)
Christals Parent, LLC c/o GEM Ventures Ltd. 590 Madison Avenue, 27th Floor New York, NY 10022 Facsimile: 212-937-2316	475,001	1,262,434
CP IV SPV, LLC c/o Colbeck Capital Management 888 Seventh Avenue, 40th Floor New York, NY 10106 Facsimile: 212-603-2801	276,449	734,735
Phyllis Heppenstall 1302 W. Street NW Auburn, WA 98001	9,500	25,249
CB CA SPV, LLC c/o Colbeck Capital Management 888 Seventh Avenue, 40th Floor New York, NY 10106 Facsimile: 212-603-2801	6,650 (as Term A Lender Member)	17,675
The K2 Principal Fund L.P. 2 Bloor Street West, Suite 801 Toronto, Canada	7,600 (as Term A Lender Member) 19,000 (as Term B Lender Member) 19,000	121,194
Harvest Capital Credit Corporation 767 Third Avenue 25th Floor New York, NY 10017	19,000 (as Term B Lender Member)	50,498
ADK Soho Fund LP 510 LaGuardia Place 5th Floor New York, NY 10012 Facsimile: 646-783-5487	9,500 (as Term B Lender Member)	25,249
Twin Haven PK, LLC 33 Riverside Avenue, 3rd Floor Westport, CT 06880	4,750 (as Term A Lender Member) 28,500 (as Term B Lender Member)	88,371
Chatham Capital Management IV, LLC 400 Galleria Parkway, Suite 1950 Atlanta, GA 30339	4,750 (as Term A Lender Member)	12,625
TOR Capital, LLC c/o Calangia LLC 18 Kittredge Street Walpole, MA 02081	1,900 (as Term A Lender Member) 9,500 (as Term B Lender Member)	30,299
Kris Butt	25,261,032	67,139

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Name and Address of Member	Number of Common Units Exchanged	Total Number of Shares to be Received(1)
29445 232nd Ave. SE Black Diamond, WA 98010
Brian Barnett 28010 SE 338 Place Enumclaw, WA 98022	16,819,484	44,701
Rick Barnett 33255 139th Terrace SE Auburn, WA 98092	16,819,484	44,701
TOTALS:	950,000	2,524,870

_____________

(1) The Shares deliverable to Christals Parent, LLC are being distributed by Christals Parent, LLC and subsequently its security holders as set forth in Table III to Annex A below and in accordance with Section 5.1(b) of this Agreement.

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Table II to Annex A - Transfer of Other Shares

The Other Shares referred to in Section 5.1(d) of this Agreement will be transferred pursuant to a separate stock purchase agreement to the Christals Members in the amounts set forth in the table below.

Name and Address of Member	Total Other Shares To Be Received(1)
Christals Parent, LLC c/o GEM Ventures Ltd. 590 Madison Avenue, 27th Floor New York, NY 10022 Facsimile: 212-937-2316	526,300
CP IV SPV, LLC c/o Colbeck Capital Management 888 Seventh Avenue, 40th Floor New York, NY 10106 Facsimile: 212-603-2801	306,308
Phyllis Heppenstall 1302 W. Street NW Auburn, WA 98001	10,526
CB CA SPV, LLC c/o Colbeck Capital Management 888 Seventh Avenue, 40th Floor New York, NY 10106 Facsimile: 212-603-2801	7,368
The K2 Principal Fund L.P. 2 Bloor Street West, Suite 801 Toronto, Canada	50,525
Harvest Capital Credit Corporation 767 Third Avenue 25th Floor New York, NY 10017	21,052
ADK Soho Fund LP 510 LaGuardia Place 5th Floor New York, NY 10012 Facsimile: 646-783-5487	10,526
Twin Haven PK, LLC 33 Riverside Avenue, 3rd Floor Westport, CT 06880	36,841
Chatham Capital Management IV, LLC 400 Galleria Parkway, Suite 1950 Atlanta, GA 30339	5,263
TOR Capital, LLC c/o Calangia LLC 18 Kittredge Street Walpole, MA 02081	12,631
Kris Butt 29445 232nd Ave. SE	27,990

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Black Diamond, WA 98010
Brian Barnett 28010 SE 338 Place Enumclaw, WA 98022	18,635
Rick Barnett 33255 139th Terrace SE Auburn, WA 98092	18,635
TOTALS:	1,052,600

_____________

(1) The Other Shares deliverable to Christals Parent, LLC are being distributed by Christals Parent, LLC and subsequently its security holders as set forth in Table III of Annex A below.

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Table III to Annex A – Distribution of Christals Parent, LLC Shares

Name, Address and Tax ID No.	Exchange Shares	Other Shares	Total
Christopher F. Brown 590 Madison Ave, 27th Fl New York, NY 10022	325,034	135,505	460,539
Edward J. Tobin 235 West End Ave, #18B New York, NY 10023	221,775	92,456	314,231
Barry F. Soosman & Jody L. Soosman Rev Trust, dated August 25, 1993 852 Country Valley Rd. Westlake Village, CA 91362	36,962	15,409	52,371
Mike Rhind 522 Sierra Place, #17 El Segundo, CA 90245	36,962	15,409	52,371
Bob Patterson 12309 Honolulu Terrace Whittier, CA 90601	36,962	15,409	52,371
Ever Ready LLC 2630 Townsgate Rd, Unit B Westlake Village, CA 91361 Attn: Raymond Scherr	36,962	15,409	52,371
Helle Leap 99 Highland Rd Simi Valley, CA 93065	18,481	7,705	26,186
John P. Cisneros 147 Bleecker St, Apt 3R New York, NY 10012	36,962	15,409	52,371
Bob Barth 42 Linda Isle Newport Beach, CA 92660	36,962	15,409	52,371
Forward Investments LLC 1416 North Donnelly Street Mount Dora, FL 32757	18,481	7,705	26,186
Anthony M. Romano, II 10 Barclay St, Apt 53E New York, NY 10007	18,481	7,705	26,186
Lujalo Enterprises, LLC 171 W 73rd St, #2 New York, NY 10023 Attn: Javier Saade	73,925	30,819	104,744
Cicero Alternative Asset Management LLC 9711 Cragmont Drive Richmond VA 23238	31,299	13,049	44,348
Ellery W. Roberts 17025 NW 20th St Pembroke Pines, FL 33028	176,214	73,462	249,676
Barry Soosman 852 Country Valley Rd Westlake Village, CA 91362	55,977	23,336	79,313
Harvest Capital Credit Corporation 767 Third Avenue 25th Floor New York, NY 10017	100,995	42,104	143,099
Totals	1,262,434	526,300	1,788,734

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ANNEX B
Definitions

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Christals Constituent Instruments” means the limited liability company operating agreement and certificate of formation of Christals and such other constituent instruments of Christals as may exist, each as amended to the date of this Agreement.

“Christals Disclosure Letter” means the letter delivered from Christals to Dico concurrently herewith.

“Consent” means any material consent, approval, license, permit, order or authorization.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Intellectual Property Right” means any patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right, copyright and other proprietary intellectual property right and computer program.

“Law” means any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree.

“Lien” means any lien, security interest, pledge, equity and claim of any kind, voting trust, stockholder agreement and other encumbrance.

“Dico Bylaws” means the Bylaws of Dico, as amended to the date of this Agreement.

“Dico Charter” means the Articles of Incorporation of Dico, as amended to the date of this Agreement.

“Dico Disclosure Letter” means the letter delivered from Dico to Christals concurrently herewith.

“SEC” means the Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended.

“Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the Transactions.

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ANNEX C

STOCKHOLDER RIGHTS AGREEMENT

The Members are parties to the Amended and Restated Operating Agreement of Christals, dated December 31, 2012, as amended by Amendment No. 1 to such operating agreement, dated May 22, 2013 (as so amended, the “Operating Agreement”). Certain Members were granted investor rights under the Operating Agreement, including, among others, the right to appoint an observer, the right to appoint a member to the board of managers of Christals, tag-along rights, drag along rights, rights of first offer, preemptive rights and registration rights. As an inducement to the Members to enter into the Securities Exchange Agreement of which this Annex is a part (the “SEA”), certain Members are being granted investor rights pursuant to this Annex C that are similar to the rights that were granted such Members under the Operating Agreement.

Certain capitalized terms used, but not otherwise defined, in this Annex C have the meanings ascribed to them in Section 13 of Annex C. Other capitalized terms that are used, but not otherwise defined, in this Annex C have the meanings ascribed to them in the SEA. Notwithstanding anything in the SEA or in this Annex C to the contrary, as used in this Annex "Members" shall include, without limitation, all Members (as defined in the SEA), together with the members of Christals Parent and Christals Holding, LLC, and the successors and assigns of the foregoing.

The miscellaneous provisions of Article VII of the SEA shall apply to this Annex C. Accordingly, Dico, each of the Members and Christals hereby agree as follows:

1. Observer Rights. For so long as the Peekay Notes (as defined below) are outstanding, the holders of the Peekay Notes, by majority vote, may appoint a non-voting observer (an “Observer”), who shall initially be Phyllis Heppenstall, and the Observer shall have the right to attend meetings of the board of directors of Dico (the “Board”) and receive any materials provided the Board; provided, that the Observer shall not be entitled to attend any executive session of the Board. At the request of CP IV SPV, LLC (“CP IV”), the Board shall grant Observer rights to any Loan Member owning at least 1% of the issued and outstanding common stock of Dico on a fully-diluted basis (assuming for this purpose the exercise, exchange or conversion of all securities of Dico that are exercisable or exchangeable for, or convertible into, Dico common stock). Dico reserves the right to exclude any Observer from access to any material or meeting or portion thereof if Dico believes that such exclusion is reasonably necessary to preserve the attorney-client privilege or as the result of an actual or potential conflict of interest between such Observer or its Affiliates (as defined below) and Dico. Except for immediately preceding sentence or in compliance with Section 3 below, Dico shall not grant Board observer rights to any Person.

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2. Number, CP IV Designation and Manner of Acting of Board.

(a) The Board shall consist of three Persons, all of whom shall be individuals. Christals Parent or its assignee shall have the right to appoint two members of the Board, who shall initially be Edward J. Tobin and Ellery W. Roberts. Christals Parent hereby assigns its right to appoint two members of the Board to Christals Management, LLC (“Christals Management”). CP IV shall have the right, but not the obligation, to appoint one member of the Board (the “CP IV Designee”) selected by CP IV to serve on the Board and the Governing Body of any Subsidiary (provided that such right with respect to any Subsidiary shall be subject to the creation of a board or similar Governing Body and the authorization of such body to act on behalf of the such Subsidiary in lieu of the sole member of such entity, which Dico will effect at the request of CP IV). David Aho shall be the initial CP IV Designee. Except as expressly provided for herein or as required by applicable law, the vote or written consent of a majority of the members of the Board shall be required for any act of the Board.

(b) Each member of the Board shall hold office until a successor has been duly elected and qualified or until such director’s earlier death, resignation or removal. A member of the Board may be removed only by the Member or Members or their successors or assigns who appointed such Person to the Board, it being understood and agreed that, for so long as a CP IV is a stockholder of Dico, only CP IV may remove the CP IV Manager. A Manager may resign at any time by delivering written notice to Dico to such effect.

(c) Any vacancy on the Board that is created by the death, resignation or removal of a director shall be filled by the Member or Members or their successors or assigns who appointed the director whose death, resignation or removal created such vacancy

(d) The Board shall have the power to delegate authority to such committees of directors as it may from time to time deem appropriate, provided that, until such time as CP IV ceases to be a stockholder of Dico, the CP IV Designee shall have the right to designate a member of each committee. Any delegation of authority to take any action must be approved in the same manner as would be required for the Board to approve such action directly, including pursuant to Section 3.

(e) For purposes of any meetings of the Board or any committee thereof, a quorum will be required for any action taken thereat to be valid. A quorum will consist of a majority of the directors (or a majority of the members of such committee, as the case may be) provided that, until such time as CP IV ceases to be a stockholder of Dico if the CP IV Designee has been appointed, a quorum shall require the CP IV Designee to be present.

(f) The Board shall appoint a board of advisors, each member of which shall be subject to the prior written approval of CP IV (the “Advisory Board”) which the Board shall consult with in maintaining the culture and brand of Dico and its Subsidiaries and strategic planning for the business and affairs of Dico. CP IV hereby approves the appointment of Phyllis Heppenstall, Ellery Roberts, Edward Tobin and David Aho to the Advisory Board. Members of the Advisory Board may receive such compensation and expense reimbursement for their service thereon as approved by the Board and CP IV. The Advisory Board shall hold meetings no less frequently than once per calendar quarter.

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3. Certain Approvals; Registration Rights. (a) Notwithstanding anything contained herein to the contrary:

(i) so long as CP IV is a stockholder of Dico and from and after the occurrence of an Underperformance Condition (but only during the continuation of such Underperformance Condition), the Board shall not consent or permit the Dico or its Subsidiaries to commit to engage or engage in any of the following activities without the prior written consent of CP IV:

(A) hire, appoint, terminate, remove or lower the rate or terms of compensation, bonus or severance of any Senior Officer;

(B) open any new Store or close any existing Store;

(C) purchase or sell any real property;

(D) make aggregate capital expenditures in excess of $500,000 per fiscal year with respect to Dico or any of its Subsidiaries;

(E) adopt the annual budget or alter operations or make expenditures materially in excess of or not contemplated by any approved budget;

(F) commence, settle or waive any benefits or rights with respect to any litigation, arbitration proceeding or governmental proceeding (including zoning disputes) that Dico, any Subsidiary or any officer, manager or director thereof is a party or otherwise involved or affected;

(G) create any Subsidiary or Joint Venture;

(H) create, incur, guarantee or suffer to exist any Indebtedness in excess of $100,000 in the aggregate other than Permitted Indebtedness (it being understood and agreed that the issuance of securities of Dico in connection therewith shall be subject to approval as otherwise required by another clause of this Section 3(a) and shall not be deemed approved solely by reason of being issued in connection with Indebtedness permitted without consent under this Section 3(a)(i)(H).

(I) designate, appoint, or dismiss accountants to audit the books and records and consolidated financial statements of Dico;

(J) repurchase any securities of Dico or any Subsidiary;

(K) make any acquisitions or investments, whether by purchase of securities, merger or consolidation, contributions to capital, property transfers, or purchases of properties or assets or otherwise, of or in any Person, for cash consideration (individually or in the aggregate) in excess of $2,000,000 in any fiscal year; or

(L) sell, transfer, license or otherwise dispose of properties or assets of Dico or its Subsidiaries for cash consideration (individually or in the aggregate) in excess of $2,000,000 in any fiscal year.

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(ii) so long as CP IV is a stockholder of Dico, the Board shall not consent or permit Dico or its Subsidiaries to commit to engage or engage in any of the following activities without the prior written consent of CP IV:

(A) hire, appoint, terminate, remove or lower the rate or terms of compensation, bonus or severance of Phyllis Abramson, Jeremy Owens or David Leigh (which consent of CP IV shall not be unreasonably withheld with respect to this Section 3(a)(ii)(A));

(B) make or declare any dividends by Dico other than distributions or dividends to stockholders of Dico on a pro rata basis;

(C) except for Board approved equity incentive awards of up to 5% of the issued and outstanding common stock of Dico as of the date hereof under a Board approved equity incentive plan, create or issue any new Dico securities, options, warrants or other rights or agreements to acquire securities exchangeable for, or convertible into, membership or profits interests of the Dico or any Subsidiary;

(D) enter into or permit any recapitalization of Dico or any Subsidiary or the sale of any outstanding equity interests, options, warrants or other rights or agreements to acquire securities exchangeable for, or convertible into, equity interests owned by Dico in any Subsidiary or by any Subsidiary in any other Subsidiary (provided that nothing in this Agreement shall prohibit the refinancing of Indebtedness (including the CP IV Financing Agreement));

(E) enter into any agreement or engage in any transaction among Dico and/or its Subsidiaries on the one hand and any director, employee, consultant, stockholder or Affiliate of Dico or its Subsidiaries, holders of the Peekay Notes, or former members of Christals Parent or Christals Holding, LLC on the other hand;

(F) amend or modify this Agreement or the charter and bylaws or other similar organizational documents of Dico or any Subsidiary;

(G) enter into or permit any reorganization, merger, sale of all or substantially all of the assets, dissolution, termination, liquidation or winding up of affairs of the Dico or any Subsidiary other than a transaction pursuant to Section 7;

(I) increase or decrease the size of the Board or the Governing Body of any Subsidiary; appoint any Person who is not a full-time employee of Dico or any of its Subsidiaries to the Governing Body or otherwise grant any Person the power to manage the business of any Subsidiary, except as otherwise specified herein, grant any Person observer rights to the Board or the Governing Body of any Subsidiary or appoint any Person to or remove any Person from the Advisory Board;

(J) amend, modify or extend the management agreement with Christals Management, LLC; enter into any management, consulting or other agreement for or permit director, consulting or management fees to be paid by Dico or any Subsidiary other than pursuant to the management agreement with Christals Management in effect on the date hereof; or

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(K) any liquidation, dissolution or winding up, assignment for the benefit of creditors or bankruptcy of Dico or any of its Subsidiaries.

(b) In connection with any private placement or other financing transaction entered into by Dico in which Dico grants to investors in such financing transaction registration rights, Dico will also grant to CP IV and each other Member of Christals registration rights covering any restricted shares of Common Stock held by such Member of Christals that cannot be sold without limitation as to volume under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by entering into a registration rights agreement with each such Member of Christals in each case containing customary demand and piggyback registration rights that are reasonably satisfactory to CP IV and the Board. The terms and conditions of the registration rights granted to CP IV and the other Members of Christals shall be no less favorable than registration rights granted by Dico in such financing transaction; provided, however, that if for any reason the number of shares of common stock that may be included in such registration must be cutback as a result of a limitation on the maximum number of shares of Common Stock of Dico permitted to be registered by the staff of the Securities and Exchange Commission pursuant to Rule 415 promulgated under the Securities Act, then the shares of Dico Common Stock held by the Members of Christals shall be cutback first, proportionately as to each Member, so that the maximum number of shares of the investors in such financing may be registered.

4. Right to Remove and Appoint Officers. At any time upon the occurrence of an Underperformance Condition, CP IV shall have the right to require that the Board cause the Chief Executive Officer to be removed or a Chief Operating Officer acceptable to CP IV to be appointed.

5. Right to Appoint Chief Marketing Officer. CP IV shall have the right to require that the Board appoint a Chief Marketing Officer of Dico and its Subsidiaries acceptable to CP IV and reasonably acceptable to the Board other than the CP IV Designee.

6. Tag-Along Right. In the event that any holder of Dico stock (a “Transferring Member”) proposes to directly or indirectly, voluntarily or involuntarily sell, transfer, convey, encumber, assign, pledge, gift, mortgage, hypothecate, transfer the economic or other right of ownership through hedging participation or other derivatives or otherwise dispose of by operation of law (including the sale of common stock of a stockholder, merger, consolidation, reorganization or other transaction by a stockholder with any person resulting in the equity owners or such stockholder as of the date hereof collectively owning less than 100% of the equity interest of such stockholder following such transaction) (a “Transfer”) shares of common stock of Dico to one or more Persons other than (a) to a Permitted Transferee or (b) pursuant to this Section 6 (the “Prospective Purchaser”), then at least 30 days prior to effecting such Transfer, such Transferring Member shall give each other Member except the Management Members written notice of such proposed Transfer. Each other Member except the Management Members shall then have the right, exercisable by written notice to the Transferring Member, to participate pro rata in such sale by selling a number of shares of Dico common stock that is equal to the product of (x) the total number of shares of Dico common stock proposed to be sold to the Prospective Purchaser multiplied by (y) a fraction (expressed as a percentage), of which the numerator is the number of shares of Dico common stock the Transferring Member proposes to Transfer and the denominator is the total number of shares owned by the Transferring Member, on the same terms and subject to the same conditions as the Transferring Member; provided, that if the Prospective Purchaser is not willing to purchase all of the shares of Dico common stock that the Members other than the Transferring Member propose to Transfer, then each Member (including the Transferring Member) shall be permitted to Transfer a portion of the total number of shares of Dico common stock to be Transferred to the Prospective Purchaser equal to the product of (x) the total number of shares of Dico common stock to be Transferred to the Prospective Purchaser and (y) a fraction (expressed as a percentage), of which the numerator is the number of shares of Dico common stock owned by such Member and the denominator is the total number of shares of Dico common stock owned by all Members (including the Transferring Member) participating in the Transfer; provided, further that no Member shall be required to make any representations and warranties other than with respect to ownership of and authority to Transfer such Member’s Dico common stock and the CP IV Parties shall not be obligated to be subject to any non-compete, non-solicit or similar restriction on the CP IV Parties without the prior written consent of CP IV; and provided further, that (A) any representations and warranties relating specifically to any Member shall only be made by that Member; and (B) any liability for indemnification provided by the Members (other than with respect to the representations referenced in the foregoing subsection (A)) shall be based on the relative number of shares of Dico common stock being sold by each Member in the proposed sale and no Member shall be required to provide any indemnification in excess of the amount of proceeds actually received by such Member.

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7. Drag-Along Right. In the event that CP IV proposes to Transfer pursuant to a bona fide written offer all of its Dico common stock to a Person that is not an Affiliate of CP IV (and would not be an Affiliate of CP IV upon completion of such Transfer) in one or a series of related transactions (a) after December 31, 2017 or (b) at an implied total enterprise valuation for Dico in excess of ten times TTM Consolidated EBITDA (calculated using the most recent TTM Consolidated EBITDA reported pursuant to Section 10 hereof), CP IV shall have the right, upon written notice (which shall include all material terms of such proposed Transfer) to the other Members, to require the other Members to join in such sale by selling a pro rata portion of the shares of Dico common stock held by such other Members on the same terms as CP IV; provided, that no Member shall be required to make any representations and warranties other than with respect to ownership of and authority to Transfer such Member’s Dico common stock and the Members shall not be obligated to be subject to any non-compete, non-solicit or similar restriction on the Members, as applicable, without the prior written consent of the Board, as applicable; and provided further, that (A) any representations and warranties relating specifically to any Member shall only be made by that Member and (B) any indemnification provided by the Members (other than with respect to the representations referenced in the foregoing subsection (A)) shall be based on the relative purchase price being received by each Member in the proposed sale and no Member shall be required to provide any indemnification in excess of the amount of proceeds actually received by such Member. For purposes of this Section 7, each Member shall be required to provide such reasonable cooperation as CP IV may reasonably request, including voting its Dico common stock consistently with CP IV and, to the extent reasonable, subject to the preceding provision executing and delivering agreements and documents which are being executed and delivered by CP IV.

8. Right of First Offer. If any Member (the “Seller”) desires to Transfer all or any portion of its Dico common stock, including, without limitation, its Other Shares, to a Person other than (a) to a Permitted Transferee or (b) pursuant to Section 7 then such Transfer shall be subject the provisions of this Section 8:

(a) The Seller shall provide written notice (the “Seller Notice”) to Dico and each other Member except the Management Members describing (A) the number of shares of Dico common stock the Seller desires to Transfer (“Available Shares”), (B) the proposed purchase price per share for the Available Shares (the “Offer Price”), and (C) all other terms and conditions of such proposed Transfer.

(i) For a period of thirty (30) days after the giving of the Seller Notice pursuant to Section 8(a) (such period, the “Option Period”), each other Member except the Management Members (“Offeree”) shall have the right (the “Option”), but not the obligation, to purchase the Offeree’s pro rata share (based on its percentage interest of Dico common stock calculated on a fully-diluted basis) of the Available Shares at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Seller Notice. The right of Offeree to purchase its pro rata share of the Available Shares under this Section 8(a)(i) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Option Period, to the Seller, with a copy to each of the Members, which notice shall state the number of Available Shares proposed to be purchased. The failure of the Offeree to respond within the Option Period shall be deemed to be a waiver of the Option by such party; provided that Offeree may waive its rights under this Section 8(a)(i) prior to the expiration of the Option Period by giving written notice to the Seller, with a copy to the other Members.

(ii) In the event an Offeree elects not to purchase all of the Available Shares such Offeree is entitled to pursuant to Section 8(a)(i) (the “Refused Shares”), then each other Offeree (the “Remaining Offerees”) may purchase all or any part of the Refused Shares (calculated as between only the Remaining Offerees) of the Refused Shares on the same terms and conditions set forth in the Seller Notice, or in such allocation as among the Remaining Offerees as they may agree upon.

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(iii) If the Offerees do not purchase all of the Available Shares pursuant to Section 8(a)(i) or (ii) then, within 180 days thereafter, the Seller may, subject to Section 8, Transfer the Available Shares to a third party purchaser in accordance with Section 8(a)(v).

(iv) The closing of the purchases of Available Shares subscribed for under Section 8(a)(i) shall be held at the executive office of Dico at such time as the parties to the transaction may agree; provided, that such closing shall occur no earlier than the 31st day after the giving of the Seller Notice pursuant to Section 8(a). At such closing, the Seller shall deliver certificates (if any) representing the Available Shares, duly endorsed for transfer and accompanied by one half of the requisite transfer taxes, if any, (the remaining one half of which shall be paid by Dico), if any, and such Available Shares shall be free and clear of any liens and encumbrances (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Seller shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Available Shares. The Offeree shall deliver at the closing payment in full in immediately available funds for the Available Shares purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(v) Unless the Offeree elects to purchase all, but not less than all, of the Available Shares under Section 8(a)(i), the Seller may Transfer all, but not less than all, of the Available Shares to any third party purchaser at a per share purchase price not less than the Offer Price and on other terms and conditions no less favorable to Seller than those set forth in the Seller Notice; provided, however, that such Transfer is made pursuant to a contract entered into within 180 days after the waiver by the Offeree of its option to purchase its pro rata share of the Available Shares (the “Contract Date”); and provided further, that such sale shall not be consummated unless and until such third party purchaser shall agree to be bound by the terms, conditions and obligations of this Agreement as a precondition to the purchase of such Available Shares and such Available Shares shall continue to be subject to the provisions set forth in this Agreement. If such Transfer to the third party purchaser is not consummated within 180 days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of any shares of Dico common stock may be made thereafter by the Seller without again offering the same to the Members in accordance with this Section 8.

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9. Preemptive Rights.

(a) Eligible Offering. Except as otherwise provided in Section 9(d), Dico hereby grants to each Member other than the Management Members the right to purchase a portion of any future offering of any Additional Shares (an “Eligible Offering”), which bears the same ratio to the aggregate amount of Additional Shares covered by such Eligible Offering as the number of shares of Dico common stock owned by such Member bears to the total number of shares of Dico common stock outstanding at the time of such Eligible Offering. For purposes of this Agreement, “Additional Shares” means any shares of Dico common stock or other equity securities, and all other securities convertible into or exchangeable or exercisable for shares of Dico common stock or other equity securities, issued by Dico following the date hereof.

(b) Notice of Eligible Offering. Before issuing any Additional Shares pursuant to an Eligible Offering, Dico shall give written notice thereof to each Member. Such notice must specify the number and terms of Additional Shares Dico proposes to issue, the consideration that Dico intends to receive for such Additional Shares and other and terms and considerations known or reasonably expected at that time. For a period of 30 days following the delivery of such notice (the “Notice Period”), such notice by Dico shall serve as an offer entitling each Member to elect to purchase, by written notice to Dico, up to the portion of the Additional Shares being sold in the Eligible Offering calculated in accordance with Section 9(a).

(c) Sale to Member and Third Parties. If such offer is accepted by a Member (each, an “Accepting Member”), Dico shall sell to each Accepting Member and each Accepting Member shall purchase from Dico, for the consideration and on the terms set forth in the Dico’s notice of such Eligible Offering, the number of Additional Units that such Accepting Member has elected to purchase. If elections to exercise the rights pursuant to Section 9(a) are not made with respect to any Additional Shares included in an Eligible Offering within the Notice Period, or if there remain Additional Shares to be sold after the election of the Members, Dico then may sell such Additional Shares to third persons for the consideration and on the terms set forth in Dico’s notice of such Eligible Offering. The closing of the purchase of Additional Shares in such Eligible Offering by all Accepting Members and third persons shall occur on the same date and such closing shall be held no later than 20 days after the end of the Notice Period.

(d) The Exceptions to Applicability of Preemptive Rights. Each Member hereby waives any and all preemptive rights it may have to purchase any of the following securities issued by Dico:

(i) Additional Shares issued in registered public offering;

(ii) Additional Shares issued as consideration in connection with any merger, consolidation or acquisition to which Dico or any of its Subsidiaries is a party with a Person that is not an Affiliate of Dico or any Affiliate of Christals Parent or its members.

(iii) Additional Shares issued to a financial institution or its Affiliates in connection with the incurrence of Indebtedness by Dico any of its Subsidiaries to a Person that is not an Affiliate of Dico or any Affiliate of Christals Parent or its members;

(iv) Shares of Dico common stock issued as Board approved equity incentive awards of up to 5% of the issued and outstanding common stock of Dico as of the date hereof under a Board approved equity incentive plan; and

(v) Additional Shares issued upon exercise or conversion of any indebtedness or securities, provided that such indebtedness or securities were not issued in violation of this Section 9.

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10. TTM Consolidated EBITDA Statement. Dico shall deliver or cause to be delivered to CP IV simultaneously with filing of its annual and quarterly reports with the SEC and on a monthly basis, a schedule showing the calculation of TTM Consolidated EBITDA as of the end of the period covered by such financial statements or such month, as applicable.

11. Termination Rights. The agreements contained in this Annex C, including the rights granted to CP IV and the other Members in this Annex C, shall terminate and be of no further force or effect if (a) the CP IV Parties cease to hold shares of Dico common stock representing 10% of the total of the Dico common stock issued to CP IV on the date hereof pursuant to the SEA plus the Other Shares acquired by CP IV from other stockholders of Dico on the date hereof, or (b) Dico consummates a private placement or other equity or equity linked financing transaction in which it raises at least $10 million in gross proceeds.

12. Transfers Subject to Stockholder Rights; Legends. As contemplated by Section 5.1(b) of the SEA, the Dico Stock being acquired by Christals Parent in the securities exchange transaction, is being distributed by Christals Parent to its members and further distributed by its member, Christals Holding, LLC to the members of Christals Holding, LLC. The distribution of the Dico Stock to such persons by Christals Parent and Christals Holding, LLC is being made subject to the terms and provisions of this Annex C. A Member that Transfers any of its Dico Stock after the date hereof will cause any proposed purchaser, pledgee, or transferee of the Dico Stock held by such Member to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Annex C. Each certificate representing the Dico Stock, and any other securities issued in respect of the Dico Stock, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any other legends required to be placed on such certificate):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE REQUESTED FROM THE SECRETARY OF THE COMPANY.

The Members consent to Dico making a notation in its records and giving instructions to any transfer agent of the Dico Stock in order to implement the restrictions on transfer set forth in this Annex C.

13. Definitions. For purposes hereof the following terms have the meanings ascribed to them below:

“Affiliate” means, when used with reference to a specified Person, (i) any Person that directly or indirectly (through one or more intermediaries) controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, director, partner, member or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner, member or trustee, or with respect to which the specified Person serves in a similar capacity; (in) any Person that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified Person, or of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of voting securities or in which the specified Person has a substantial beneficial interest, (iii) a fund or account managed by such Person or an Affiliate of such Person and (iv) any Person that is an individual, the Family Group of such Person;

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“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“CP IV Financing Agreement” means the Financing Agreement, dated as of December 31, 2012, among Christals, Peekay Acquisition and certain of its Subsidiaries signatory thereto as borrowers and guarantors, Cortland Capital Market Services LLC as administrative agent and collateral agent, CB Agency Services, LLC as origination agent and the lender party thereto and any amendment or modification (or refinancing thereof by a CP IV Party) thereto.

“CP IV Party” shall mean CP IV and any Affiliate of CP IV, including any Affiliate that is a transferee of any shares of Dico common stock initially held by CP IV.

“Encumbrance” means any mortgage, lien, pledge, charge, interest, security interest, condition, restriction, option, tax, liability, preemptive right, right of first refusal, right of first offer, right of first negotiation, right of consent, put or call right, option, default, obligation, encumbrance or other adverse claim of any kind or nature (whether matured or unmatured) (including, without limitation, any right of any other Person to vote or receive an economic interest or participation in the subject asset or interest so encumbered), and including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding any provision of hereof or of the Articles of Incorporation of Dico.

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“Fair Market Value” of property means the amount that would be paid for such property in cash at the closing by a hypothetical willing buyer to a hypothetical willing seller, each having knowledge of all relevant facts and neither being under a compulsion to buy or sell.

“Family Group” as of any time with respect to any individual, means the current spouse or registered domestic partner of such individual, any parent, sibling, current spouse or registered domestic partner of a sibling, lineal descendant of such individual or the current spouse or registered domestic partner of any such lineal descendant and any trust maintained solely for the benefit of such individual stockholder of Dico and/or such individual stockholder’s current spouse, registered domestic partner or lineal descendants.

“Governing Body” means, (a) with respect to any corporation or company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services, including earn-outs (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all capitalized leases of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated in accordance with accepted practice, of such Person under hedging agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all obligations under repurchase agreements, swaps, options, or similar agreements, (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) an Encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but only to the extent of the lesser of Fair Market Value of such property or the amount of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or Joint Venture in which such Person is a general partner or a party to a Joint Venture, to the extent such Person is liable therefor as a result of such Person’s ownership, investment in, or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

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“Joint Venture” means any Person in which Dico or any of its Subsidiary own not more than fifty percent (50%) of the outstanding equity interests or economic rights in and pursuant to which Dico or any of its Subsidiary, in association with the other Person(s) party to such Joint Venture, own, develop, provide service to or engage in any business engaged in by Dico, including, but not limited to, owning and operating stores in the field of intimate novelty items, gifts and lingerie.

“Loan Member” means each Member that is identified as either a Term A Lender Member or a Term B Lender Member with respect to such Units of Christals on Schedule I to the Operating Agreement and their successors and Permitted Transferees (as defined below).

"Loan Party" has the meaning assigned to it in the CP IV Financing Agreement.

“Management Member” means any Member that received Units in Christals pursuant to Section 3.1(b) of the Operating Agreement.

“Member” means a Member of Christals that is a party to the SEA.

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“Minimum Consolidated EBITDA” means TTM Consolidated EBITDA as of the end of any fiscal quarter set forth below:

Fiscal Quarter End	Minimum Consolidated EBITDA
March 31, 2013	$8,200,000

June 30, 2013	8,200,000

September 30, 2013	8,200,000

December 31, 2013	8,200,000

March 31, 2014	9,000,000

June 30, 2014	9,500,000

September 30, 2014	9,500,000

December 31, 2014	10,500,000

March 31, 2015	10,500,000

June 30, 2015	11,200,000

September 30, 2015	11,500,000

December 31, 2015	11,500,000

“Peekay Notes” means the Unsecured Subordinated Promissory Notes dated December 31, 2012, co-made by Peekay Acquisition, LLC and Peekay SPA, LLC to each of Kris Butt, Brian Barnett and Rick Barnett, in the original aggregate principal amount of $9,300,000.

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“Permitted Indebtedness” means (i) Permitted Indebtedness under the CP IV Financing Agreement as in effect on December 31, 2012, whether or not the CP IV Financing Agreement is in effect at the relevant date of interpretation; provided that any Indebtedness that would be Permitted Indebtedness under the CP IV Financing Agreement only with the consent of the Origination Agent or Required Lenders (each as defined in the Financing Agreement) shall require the consent of CP IV under this Agreement and (ii) Indebtedness incurred to refinance in whole the Indebtedness under the CP IV Financing Agreement, provided that such Indebtedness is on terms and conditions (including as to interest rate and fees) that, taken as a whole, are more favorable to Dico and its Subsidiaries than the terms and conditions of the Indebtedness under the CP IV Financing Agreement, taken as a whole.

“Permitted Transferee” shall mean (i) with respect to any stockholder of Dico, any Affiliate pursuant to clauses (i) or (iii) of the definition of Affiliate of such stockholder and the members, partners or stockholders of such stockholder and (ii) with respect to any Loan Member, any Transferee of Term A Loans held by such Loan Member or its Affiliates, (iii) with respect to the Transfer of an aggregate number of shares of Dico common stock held by CP IV representing up to 10% of all outstanding common stock of Dico as of the date hereof, to any Transferee that is a Loan Party and (v) with respect to any stockholder that is an individual, to the Family Group of such stockholder.

“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, joint venture, association, joint stock company, bank, business trust, trust, estate, unincorporated organization, limited liability company or any other form of entity.

“Senior Officer” means the Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, Chief Operating Officer and any employee or consultant of Dico or its Subsidiaries whose cash compensation exceeds $120,000 per Fiscal Year.

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by Dico or any of its Subsidiaries.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, Joint Venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding equity interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Governing Body of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, Joint Venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

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“TTM Consolidated EBITDA” shall have the meaning set forth in, and shall be calculated in accordance with, the definition of TTM Consolidated EBITDA in the CP IV Financing Agreement, incorporating into this Agreement as necessary by reference any other defined terms used in the definition of Consolidated EBITDA in the CP IV Financing Agreement, in each case as in effect on the date hereof without amendment or modification, whether or not the CP IV Financing Agreement is in effect at the relevant date of interpretation.

“Underperformance Condition” shall be deemed to have occurred at any time (i) that the TTM Consolidated EBITDA set forth on a schedule delivered to CP IV pursuant to Section 10 is less than Minimum Consolidated EBITDA for the period specified in the definition therein or (ii) Dico fails to deliver a schedule of TTM Consolidated EBITDA pursuant to Section 6.2(c) within the time period required thereunder; provided that an Underperformance Condition shall no longer be continuing (A) with respect to an Underperformance Condition described in clause (i), at any subsequent time that the TTM Consolidated EBITDA set forth on a schedule delivered to CP IV pursuant to Section 10 is equal to or greater than Minimum Consolidated EBITDA for the period specified in the definition therein or (ii) with respect to an Underperformance Condition described in clause (ii), at any subsequent time that Dico delivers a schedule of TTM Consolidated EBITDA pursuant to Section 10.

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